EXHIBIT 10.1

AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of December 2, 2016 by and among Friendable, Inc., a Nevada corporation (the “Company”), and Alpha Capital Anstalt (“Alpha”). Capitalized terms used but not defined herein will have the meanings assigned to them in the October 7, 2016 Securities Purchase Agreement and Transaction Documents (as defined below). Capitalized terms defined herein shall be incorporated in the Transaction Documents, as appropriate.

WHEREAS, the Company and Alpha entered into a Securities Purchase Agreement (“SPA”) and other Transaction Documents (collectively, “Transaction Documents”) and Alpha was issued Convertible Notes and Warrants; and

WHEREAS, the Company and Alpha would like to amend Schedules 2.1 and 4.9 of the SPA.

NOW THEREFORE, in consideration of promises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.
Annexed hereto are the amended Schedule 2.1 of the SPA. For the avoidance of doubt, Alpha: (a) has already funded $295,000 in November 2016; and (b) will be funding $295,000 in each of December 2016, and January 2017, pursuant to the amended Schedule 2.1 of the SPA.

2.
Except as specifically described herein, there is no other waiver expressed or implied.

3.
The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision of the Transaction Documents.

4.
This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

5.
This Agreement shall be effective upon the execution by all of the parties herein.

6.
This Agreement replaces any Agreement and Assignment that was executed on or about November 7, 2016.

7.
This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party, it is being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

(Signatures to follow)

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Agreement to be executed as of the date first written above.

FRIENDABLE, INC. the “Company”

By:	/s/ Robert A. Rositano Jr.
Name: Robert A. Rositano Jr.
Title: CEO

ALPHA CAPITAL ANSTALT the “Purchaser”

By:	/s/ Konrad Ackermann
Name: Konrad Ackermann
Title: Director

SCHEDULE 2.1 TO THE SPA

$1,350,000 to be funded as follows:

$465,000.00 on the initial Closing Date

$295,000.00 on November 7, 2016

$295,000.00 on December 5, 2016

$295,000.00 on January 4, 2017

SCHEDULE 4.9 TO THE SPA

$750,000 to be funded to Hang With as follows:

$225,000 on the initial Closing Date payment out of gross Subscription Amount of $465,000

$175,000 following the November 2016 payment out of gross Subscription Amount of $295,000

$175,000 following the December 2016 payment out of gross Subscription Amount of $295,000

$175,000 following the January 2017 payment out of gross Subscription Amount of $295,000

The Company will use the net proceeds of the Closings following an aggregate of $750,000 of payments to Hang With (up to $840,000 in the aggregate including $240,000 in expected payments from Coventry Enterprises, LLC) for working capital purposes.

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